As filed with the Securities and Exchange Commission on November 16, 2017
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	4710 Bellaire Boulevard, Suite 210 Bellaire, Texas 77401 (832) 742-1357	87-0652870
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Peter H. Nielsen

President and Chief Executive Officer

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

(832) 742-1357

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies To:

William R. Rohrlich, II

Winstead PC

1100 JPMorgan Chase Tower

600 Travis Street

Houston, Texas 77002

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable upon exercise of outstanding warrants(3)	4,411,764	$0.30	$1,323,529.20	$164.78
Total Offering	4,411,764	$0.30	$1,323,529.20	$164.78

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low prices of the common stock of the registrant as reported on The NASDAQ Capital Market on November 13, 2017.

(3)	Consists of shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $0.60 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2017

PROSPECTUS

4,411,764 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 4,411,764 shares of our common stock, par value $0.001 per share, which are issuable upon the exercise of certain warrants held by the selling stockholders named in this prospectus. We are not selling any common stock under this prospectus and will not receive any proceeds from the sale of shares listed in this prospectus. We will, however, receive the net proceeds of any warrants exercised for cash in the future.

The selling stockholders may offer and sell the shares from time to time at varying prices and in a number of different ways as each selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” or a supplement to this prospectus. Each selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is traded on The NASDAQ Capital Market under the symbol “BPTH.” The last reported sale price of our common stock on The NASDAQ Capital Market on November 13, 2017 was $0.29 per share.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully and consider all of the information set forth in this prospectus and the documents incorporated by reference in this prospectus. See “Risk Factors” on page 8 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2017.

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ABOUT THIS PROSPECTUS

This prospectus relates to the offering of up to 4,411,764 shares of our common stock issuable upon the exercise of outstanding warrants. Before buying any of the common stock that the selling stockholders are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. You should assume that the information in this prospectus is accurate only as of the dates on the front of this document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus and the documents incorporated by reference in this prospectus when making your investment decision.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us,” “the Company” and “Bio-Path” refer to Bio-Path Holdings, Inc. and its wholly-owned subsidiary. Bio-Path Holdings, Inc.’s wholly-owned subsidiary, Bio-Path, Inc., is sometimes referred to herein as “Bio-Path Subsidiary.”

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PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, including under the section titled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

Our Company

We are a clinical and preclinical stage oncology focused RNAi nano particle drug development company utilizing a novel technology that achieves systemic delivery for target specific protein inhibition for any gene product that is over-expressed in disease. Our drug delivery and antisense technology, called DNAbilize®, is a platform that uses P-ethoxy, which is a deoxyribonucleic acid (DNA) backbone modification that is intended to protect the DNA from destruction by the body’s enzymes when circulating in vivo, incorporated inside of a neutral charged lipid bilayer. We believe this combination allows for high efficiency loading of antisense DNA into non-toxic, cell-membrane-like structures for delivery of the antisense drug substance into cells. In vivo, the DNAbilize® delivered antisense drug substances are systemically distributed throughout the body to allow for reduction or elimination of proteins in blood diseases and solid tumors. DNAbilize® is a registered trademark of the Company.

Using DNAbilize® as a platform for drug development and manufacturing, we currently have two antisense drug candidates in development to treat a total of five different disease indications. Our lead drug candidate, prexigebersen (pronounced prex” i je ber’ sen), has entered the efficacy portion of a Phase II clinical trial for acute myeloid leukemia (AML) and is preparing to enter the safety segment of a Phase II clinical trial for blast phase and accelerated phase chronic myelogenous leukemia (CML). Prexigebersen is also in preclinical studies for solid tumors, including triple negative breast cancer and ovarian cancer.

Our second drug candidate, Liposomal Bcl2 (“BP1002”), targets the protein Bcl2, which is responsible for driving cell proliferation in up to 60% of all cancers. BP1002 is in preparation for an Investigational New Drug (IND) application.

We have certain intellectual property as the basis for our current drug products in clinical development, prexigebersen and BP1002. We also currently maintain an exclusive license agreement (the “License Agreement”) with The University of Texas, MD Anderson Cancer Center (“MD Anderson”), under which we license from MD Anderson certain technology relating to the original delivery technology platform. We are developing RNAi antisense nano particle drug candidates to treat cancer and autoimmune disorders where targeting a single protein may be advantageous and result in reduced adverse effects as compared to small molecule inhibitors with off-target and non-specific effects. We have composition of matter and method of use intellectual property for the manufacture of neutral charged DNA-liposome complexes. On July 19, 2017, we announced that the United States Patent and Trademark Office issued a notice of allowance for claims related to DNAbilize®, including its use in the treatment of cancers, autoimmune diseases and infectious diseases.

PREXIGEBERSEN

Prexigebersen is targeted at the protein Grb2. Antisense inhibition of Grb2 interrupts the signals between mutated and activated receptors that connect to a well-known cancer associated switch called Ras protein. Inhibition of Grb2 does not cause cell death and thus does not result in adverse events typically observed with receptor inhibitors or Ras pathway inhibitors. We believe that prexigebersen has the potential to be an ideal combination for any number of cancer therapeutics where the Ras pathway is aberrantly activated and patient fitness is a major concern.

On October 9, 2015, we announced the completion of Cohort 7, the first dosing cohort of the Phase Ib clinical trial, consisting of a 60 mg/m2 dose of prexigebersen in combination with LDAC. On March 3, 2016, we announced the completion of Cohort 8, the second dosing cohort of the Phase Ib clinical trial, consisting of a 90 mg/m2 dose of prexigebersen in combination with LDAC. On June 6, 2016, we announced that data from Cohort 7 and Cohort 8 of the Phase Ib clinical trial combination therapy of prexigebersen and LDAC showed no dose limiting toxicities. Of the six evaluable patients from the Phase Ib clinical trial, four patients completed more than two cycles of treatment, three patients achieved complete remission and two patients achieved partial remission. Pharmacokinetics of prexigebersen demonstrated a half-life at 60 mg/m2 of 30 hours, significantly better than the 90 mg/m2 dose. The final analysis of these data, along with the demonstrated reductions in bone marrow blasts, suggested that 60 mg/m2 is the appropriate dose for use in the Phase II trial. Administratively, this required Bio-Path to substantially revise documents for the Phase II trial with the 60 mg/m2 dose and resubmit for approvals with the FDA and site Institutional Review Boards, which delayed the commencement of the Phase II trial.

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On November 2, 2016, we announced that the first patient in the efficacy portion of the Phase II trial was dosed. The full trial design includes approximately 54 evaluable patients with an interim analysis to be performed after 19 patients are treated with the combination. In the event the interim results exceed the primary endpoint in the number of patients that meet or exceed statistically determined thresholds, we may seek to convert the trial into a registration trial for accelerated approval (see figure below). The multi-site trial is being conducted at leading cancer centers, among them are Weill Medical College of Cornell University, Baylor Scott & White Health, The University of Kansas Cancer Center, New Jersey Hematology Oncology Associates, West Virginia University Mary Babb Randolph Cancer Center, and MD Anderson.

In July 2013, we announced that we were initiating preclinical testing of prexigebersen for TNBC and IBC. Our plan is to develop prexigebersen as a targeted therapy against TNBC and IBC. Our treatment goals are two-pronged: the first is to develop prexigebersen as a tumor reduction agent in combination with other approved drugs in preoperative settings for TNBC and IBC patients, and the second is to develop prexigebersen as a drug to treat and control or eliminate cancer metastasis in TNBC and IBC patients. Both of these treatment goals address high need situations for patients. Once the preclinical studies are completed, we believe that the observations that we learned from the original Phase I trial will help us increase the speed of progress for such Phase I trial in TNBC and IBC, as the toxicity profile of prexigebersen is currently well-established.

 BP1002

BP1002, also known by its scientific name as Liposomal Bcl2, is our second liposome delivered antisense drug candidate. BP1002 is intended to target the lymphoma and certain solid tumor markets. Clinical targets for BP1002 include lymphoma, breast cancer, colon cancer, prostate cancer and leukemia. We believe that BP1002 has the potential to treat 40 to 60% of solid tumors.

DNAbilize®

DNAbilize® technology is available for out-licensing. We intend to apply our drug delivery technology template to new disease-causing protein targets as a means to develop new liposomal antisense drug candidates. A new product identification template was recently approved that defines a process of scientific, preclinical, commercial and intellectual property evaluation of potential new drug candidates for inclusion into our drug product development pipeline. A significant amount of capital is expected to be allocated to in-license promising protein targets that can be developed as new liposomal antisense drug candidates. As we expand, we will look at indications where a systemic delivery is needed and antisense can be used to slow, reverse or cure a disease, either alone or in combination with another drug.

We are interested in pursuing a wide-ranging, proactive licensing program to include co-development of specific liposomal antisense drug candidates, sub-licensing our delivery template for outside development of liposomal antisense drug candidates or out-licensing a partially-developed drug candidate for final development and marketing.

Corporate Information

We were originally incorporated in May 2000 as a Utah corporation under the name Ogden Golf Co. Corporation, but terminated our retail golf store operations in December 2006. In February 2008, we completed a reverse merger with Bio-Path Subsidiary. The name of Ogden Golf Co. Corporation was changed to Bio-Path Holdings, Inc. and the directors and officers of Bio-Path Subsidiary became the directors and officers of Bio-Path Holdings, Inc. On March 10, 2014, our common stock ceased trading on the OTCQX and commenced trading on the NASDAQ Capital Market under the ticker symbol “BPTH.” Effective December 31, 2014, we changed our state of incorporation from Utah to Delaware through a statutory conversion pursuant to the Utah Revised Business Corporation Act and the Delaware General Corporation Law.

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 Our principal executive offices are located at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401, and our telephone number is (832) 742-1357. Our Internet address is www.biopathholdings.com. None of the information on our website forms a part of, or incorporated by reference into, this prospectus.

Description of the Private Placement

The shares offered in this prospectus relate to the resale of an aggregate of 4,411,764 shares of our common stock underlying the New Warrants (as defined below) that we issued to the selling security holders in a private placement in connection with the execution of the Exercise Agreements (as defined below).

On January 15, 2014, we entered into a securities purchase agreement with certain investors pursuant to which we agreed, among other things, to issue warrants (the "2014 Warrants") to purchase up to 2,500,000 shares of our common stock to such investors in a registered direct offering. On June 29, 2016, we entered into a securities purchase agreement with certain investors pursuant to which we agreed, among other things, to issue warrants (together with the 2014 Warrants, the "Original Warrants") to purchase up to 2,941,176 shares of our common stock to such investors in a registered direct offering.

On May 21, 2017, we entered into Warrant Exercise Agreements (the “Exercise Agreements”) with certain holders of the Original Warrants (the "Exercising Holders"), which Exercising Holders owned, in the aggregate, Original Warrants exercisable for 4,411,764 shares of our common stock. Pursuant to the Exercise Agreements, the Exercising Holders agreed to exercise their Original Warrants with respect to 4,300,000 shares of our common stock underlying such Original Warrants for a reduced exercise price equal to $0.38 per share (the "Reduced Exercise Price"). The Exercising Holders also subsequently exercised their Original Warrants for the remaining 111,764 shares of our common stock underlying such Original Warrants for the Reduced Exercise Price. In connection with the execution of the Exercise Agreements, we issued to each Exercising Holder a new warrant (each, a “New Warrant”) with an exercise price of $0.60 per share to purchase shares of our common stock equal to the number of shares of our common stock received by such Exercising Holder upon exercise of such Exercising Holder’s Original Warrants. Accordingly, we issued to the Exercising Holders New Warrants exercisable for an aggregate of 4,411,764 shares of our common stock, and the shares offered in this prospectus relate to the resale of such 4,411,764 shares of our common stock underlying such New Warrants.

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THE OFFERING

Common stock offered by the selling stockholders	Up to 4,411,764 shares of our common stock, par value $0.001 per share, all of which are issuable at an exercise price of $0.60 per share upon the exercise of the New Warrants originally issued by us in the private placement described above.

Use of proceeds	We are not selling any common stock under this prospectus and will not receive any proceeds from the sale of shares listed in this prospectus. We will, however, receive the net proceeds of any New Warrants exercised for cash in the future. We currently expect to use such net proceeds, if any, for working capital and general corporate purposes.

NASDAQ Capital Market symbol	“BPTH”

Risk factors	An investment in our company involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

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RISK FACTORS

An investment in our company involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described in or incorporated by reference in this prospectus, including the risks and uncertainties discussed under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act.

Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations. The risks described in or incorporated by reference in this prospectus also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

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Special Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “project,” “goal,” “strategy,” “future,” “likely,” “may,” “should,” “will” and variations of these words and similar references to future periods, although not all forward-looking statements contain these identifying words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstances, including but not limited to risk factors contained in or incorporated by reference under the section titled, “Risk Factors.” As a result, our actual results may differ materially from those expressed or forecasted in the forward-looking statements, and you should not rely on such forward-looking statements. You should carefully read this prospectus, together with the information incorporated herein by reference as described under the section titled “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

Any forward-looking statement made by us in this prospectus and the documents incorporated by reference into this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

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Use of Proceeds

We are not selling any common stock under this prospectus and will not receive any proceeds from the sale of shares listed in this prospectus. We will, however, receive the net proceeds of any New Warrants exercised for cash in the future. We currently expect to use such net proceeds, if any, for working capital and general corporate purposes. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering.

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SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 4,411,764 shares of our common stock that may be sold or otherwise disposed of by the selling stockholders. Such shares are issuable to the selling stockholders upon the exercise of the New Warrants we issued to the selling stockholders in a private placement transaction. See “Description of the Private Placement” above.

The following table sets forth certain information with respect to each selling stockholder, including (i) the shares of our common stock beneficially owned by the selling stockholder prior to this offering, (ii) the maximum number of shares being offered by the selling stockholder pursuant to this prospectus and (iii) the selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the New Warrants are exercised and all of the shares covered hereby (but none of the other shares, if any, held by the selling stockholders) are sold. The registration of the shares of common stock issuable to the selling stockholders upon the exercise of the New Warrants does not necessarily mean that the selling stockholders will sell all or any of such shares.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, shares of common stock subject to warrants held by that selling stockholder that are exercisable as of November 9, 2017, or exercisable within 60 days after November 9, 2017, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 113,390,320 shares outstanding on November 9, 2017.

The registration of these shares of common stock does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

Under the terms of the New Warrants, a selling stockholder may not exercise New Warrants to the extent that such selling stockholder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of common stock then outstanding (subject to the right of the selling stockholder to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%) and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. Substantially similar beneficial ownership limitations are found in other warrants to purchase common stock held by the selling stockholders. The number of shares in the second column below does not reflect these beneficial ownership limitations. The selling stockholders may sell all, a portion or none of their shares in this offering. See “Plan of Distribution” below.

To our knowledge and except as noted below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

Selling Stockholders	Number of Shares Beneficially Owned Prior to the Offering		Percent	Maximum Number Offered by Selling Stockholder(4)	Number of Shares Beneficially Owned After Completion of Offering(5)	Percent(5)

Sabby Healthcare Master Fund, Ltd.(1)	4,718,544	(2)	4.02%	3,345,588	1,372,956	1.16%
Sabby Volatility Warrant Master Fund, Ltd.(1)	6,002,861	(3)	5.17%	1,066,176	4,936,685	4.13%

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(1)	Sabby Management, LLC is the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of each selling stockholder. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The address of principal business office of each of Sabby Healthcare Master Fund, Ltd., Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Hal Mintz is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458. Neither Sabby Healthcare Master Fund, Ltd. nor Sabby Volatility Warrant Master Fund, Ltd. is a registered broker-dealer or an affiliate of a registered broker-dealer.
(2)	Based on information supplied to us by the selling stockholder as of November 9, 2017. Consists of 872,956 shares of common stock, 3,345,588 shares of common stock underlying the New Warrants and 500,000 shares of common stock underlying warrants with an exercise price of $0.45 per share.
(3)	Based on information supplied to us by the selling stockholder as of November 9, 2017. Consists of 3,214,463 shares of common stock, 1,066,176 shares of common stock underlying the New Warrants and 1,722,222 shares of common stock underlying warrants with an exercise price of $0.45 per share.
(4)	Assumes the exercise for cash of all of the outstanding New Warrants held by the selling stockholder, irrespective of limitations on exercise.
(5)	Represents the number of shares of common stock that will be beneficially owned by the selling stockholder after completion of this offering based on the assumptions that (i) all of the New Warrants held by all selling stockholders will be exercised; (ii) all of the shares of common stock registered for resale by the registration statement of which this prospectus is a part will be sold and (iii) no other shares of common stock will be acquired or sold by the selling stockholders before completion of this offering. Applicable percentage ownership following the offering is based on 117,802,084 shares of common stock that would be outstanding assuming the exercise of all of the New Warrants and all shares registered by this prospectus are sold in the offering.

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Plan of Distribution

The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on The NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling the shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated.

In connection with a sale of the shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares covered by this prospectus by such selling stockholders. If any selling stockholders notifies us that a material arrangement has been entered into with an underwriter, broker-dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We will not receive any proceeds from the sale of the shares by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares.

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DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock is a summary. It is not complete and is subject to and qualified in its entirety by our certificate of incorporation and first amended and restated bylaws, each of which is incorporated by reference into this prospectus.  See the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference.” As of the date of this prospectus, our certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of November 9, 2017, there were 113,390,320 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders. Cumulative voting of shares of common stock is prohibited. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Subject to the prior rights of the holders of any outstanding preferred stock, holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive ratably the assets of our company remaining after payment of all liabilities and payment to holders of preferred stock if such preferred stock has an involuntary liquidation preference over the common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, validly issued, fully paid and nonassessable.

Preferred Stock

The board of directors is authorized, without any further notice to or action of the stockholders, to issue 10,000,000 shares of preferred stock in one or more series and to determine the relative rights, preferences and privileges of the shares of any such series.

Limitation on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and first amended and restated bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Delaware law. Our certificate of incorporation and first amended and restated bylaws limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. We maintain directors’ and officers’ liability insurance.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and our first amended and restated bylaws contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

Our certificate of incorporation and first amended and restated bylaws include anti-takeover provisions that:

•	authorize our board of directors, without further action by the stockholders, to issue shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;

•	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

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•	provide that our first amended and restated bylaws may be amended by our board of directors without stockholder approval;

•	limit our stockholders’ ability to call special meetings of stockholders;

•	allow our directors to establish the size of the board of directors by action of the board, subject to a minimum of three members;

•	provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a majority of directors then in office, even though less than a quorum; and

•	do not give the holders of our common stock cumulative voting rights with respect to the election of directors.

Business Combinations

Section 203 of the Delaware General Corporation Law provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder, unless:

•	prior to the time that person became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to the time the person became an interested stockholder, the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. However, in the case of our company, the sponsors and any of their respective permitted transferees receiving 15% or more of our voting stock, such stockholders will not be deemed to be interested stockholders regardless of the percentage of our voting stock owned by them. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Listing

Our common stock is listed for trading on The NASDAQ Capital Market under the symbol “BPTH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. Its phone number is (800) 937-5449.

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Legal Matters

The validity of the issuance of the securities offered hereby will be passed upon for us by Winstead PC, Houston, Texas.

Experts

The financial statements as of December 31, 2016 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2015 and for each of the two years in the period ended December 31, 2015 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Mantyla McReynolds, LLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at http://www.biopathholdings.com.

INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference into this prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, 2017 and September 30, 2017;

•	our Current Reports on Form 8-K filed with the SEC on March 8, 2017, May 22, 2017, June 7, 2017, June 19, 2017, July 18, 2017 (other than information furnished under Item 7.01 and exhibits related thereto), August 16, 2017, September 1, 2017, September 6, 2017 (other than information furnished under Item 7.01 and exhibits related thereto) and November 6, 2017 (other than information furnished under Item 7.01 and exhibits related thereto); and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 5, 2014, as updated by our Current Report on Form 8-K filed with the SEC on January 6, 2015.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise), as well as any proxy statements.

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We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Bio-Path Holdings, Inc.

Attention: Secretary

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

(832) 742-1357

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All amounts are estimated except the SEC registration fee. All of the expenses below will be paid by us.

AMOUNT
SEC registration fee	$165
Printing and related expenses	2,500
Legal fees and expenses	20,000
Accounting fees and expenses	10,000
Miscellaneous expenses	1,000
Total	$33,665

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate or limit the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that to the fullest extent elimination or limitation of personal liability of directors is permitted by the DGCL, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 145 of the DGCL permits a corporation to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our first amended and restated bylaws and our certificate of incorporation provide that each person (and the heirs, executors or administrators of such person) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law. Our certificate of incorporation also states that we will pay or reimburse the reasonable expenses incurred in defending any such action, suit or proceeding in advance of its final disposition if we have received an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified.

We have entered into indemnification agreements with each of our directors. The contractual rights to indemnification provided by these indemnity agreements are subject to the limitations and conditions specified in such agreements.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not contrary to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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We have directors and officers insurance which includes insurance for claims against these persons brought under securities laws.

Item 16. Exhibits.

See Index of Exhibits immediately following the signature page of this registration statement.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 16, 2017.

BIO-PATH HOLDINGS, INC.

By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President
Chief Executive Officer
(Principal Executive Officer)
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter H. Nielsen his or her true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective amendments and post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Peter H. Nielsen
Peter H. Nielsen	November 16, 2017
President, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

/s/ Heath W. Cleaver
Heath W. Cleaver	November 16, 2017
Director

/s/ Mark P. Colonnese
Mark P. Colonnese	November 16, 2017
Director

/s/ Douglas P. Morris
Douglas P. Morris	November 16, 2017
Director

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INDEX OF EXHIBITS

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization dated September 27, 2007, by and among the Company, Biopath Acquisition Corp., a Utah corporation and wholly owned subsidiary of the registrant, and Bio-Path, Inc., a Utah corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 27, 2007).

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on January 6, 2015).

4.2	First Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 7, 2017).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on March 16, 2015).

4.4	Form of Warrant issued to Maxim Group LLC, Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K on January 21, 2014).

4.5	Form of Warrant issued to certain investors (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 29, 2016).

4.6	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 22, 2017).

4.7	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 6, 2017).

10.1	Form of Securities Purchase Agreement by and between the Company, Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 21, 2014).

10.2	Form of Waiver, Consent and Amendment to that certain Securities Purchase Agreement by and between Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K on January 21, 2014).

10.3	Form of Securities Purchase Agreement by and between the Company and certain investors (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 29, 2016).

10.4	Form of Warrant Exercise Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 22, 2017).

10.5	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 6, 2017).

5.1+	Opinion of Winstead PC.

23.1+	Consent of BDO USA, LLP, an independent registered public accounting firm.

23.2+	Consent of Mantyla McReynolds, LLC, an independent registered public accounting firm.

23.3+	Consent of Winstead PC (included in Exhibit 5.1).

24.1+	Powers of Attorney (included in Signature Page).

* To be filed by amendment hereto or as an exhibit to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

+ Filed herewith

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